Exhibit 10.1

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement is entered into as of June 19, 2015 (the “Amendment”), by and between Avidbank Corporate Finance, a division of Avidbank (“Bank”), Auxilio, Inc., a Nevada corporation (“Auxilio”) and Auxilio Solutions, Inc., a California corporation (“Auxilio Solutions”).  Each of Auxilio and Auxilio Solutions are referred to herein as a “Borrower”, and collectively, as the “Borrowers”.

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of April 19, 2012 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of April 26, 2013, that certain Second Amendment to Loan and Security Agreement dated as of April 25, 2014 and that certain Third Amendment to Loan and Security Agreement dated as of April 24, 2015 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.           The following definitions in Section 1.1 of the Agreement are amended and restated in their entirety to read as follows:

“Credit Extension” means each Advance, Term Loan Advance, or any other extension of credit by Bank for the benefit of Borrowers hereunder.

“Revolving Maturity Date” means the second anniversary of the Fourth Amendment Date.

2.           The following definitions are hereby added to Section 1.1 of the Agreement:

“Fourth Amendment Date” means June 19, 2015.

“Term Loan Advance” means each cash advance made under Section 2.1(b).

“Term Loan Facility” means the facility under which Borrowers may request Term Loan Advances, as specified in Section 2.1(b) hereof.

“Term Loan Maturity Date” means the earlier of (i) the fourth anniversary of the date such Term Loan Advance is made to Borrowers, or (ii) the fifth anniversary of the Fourth Amendment Date.

3.           The following is added as a new Section 2.1(b) to the Agreement following the end of Section 2.1:

(b)           Term Loan Advances.

(i)           Subject to and upon the terms and conditions of this Agreement, Borrowers may request Term Loan Advances in the aggregate principal amount of Four Million Dollars ($4,000,000).  The initial Term Loan Advance in the amount of Two Million Dollars ($2,000,000) shall be made to Borrowers on or around the Fourth Amendment Date.  A second Term Loan Advance in the amount of Two Million Dollars ($2,000,000) may be requested by Borrowers at any time prior to the first anniversary of the Fourth Amendment Date. Term Loan Advances shall be used for the financing of Borrowers’ acquisition(s) of targeted prospects as approved by Bank.

(ii)           Interest shall accrue from the date of each Term Loan Advance at the rate specified in Section 2.3, and shall be payable monthly on the tenth day of each month so long as any Term Loan Advances are outstanding.  Term Loan Advances shall be payable in forty eight (48) equal monthly installments of principal, plus all accrued interest, beginning on the tenth day of the first month following the date each Term Loan Advance is made to Borrowers, and continuing on the same day of each month thereafter through the applicable Term Loan Maturity Date, at which time all amounts owing under this Section 2.1(b) with respect to such Term Loan Advance shall be immediately due and payable.  Term Loan Advances, once repaid, may not be reborrowed.

(iii)           Borrowers shall have the option to prepay any or all of the Term Loan Advances made by Bank under this Agreement, provided that Borrowers provide written notice to Bank of its election to prepay such portion or all of the Term Loan Advance(s) at least ten (10) days prior to such prepayment, and pays, on the date of such prepayment, (1) the outstanding principal amount of such portion or all of the Term Loan Advance(s) being repaid, plus (2) all accrued interest thereon, plus (3) all other sums, if any, that shall have become due and payable under the Loan Documents and relate to such Term Loan Advance, plus (4) the Prepayment Fee set forth in Section 2.5(a)(iii).

(iv)           When Borrowers desire to obtain a Term Loan Advance, Borrowers shall notify Bank (which notice shall be irrevocable) by electronic mail or facsimile transmission to be received no later than 3:00 p.m. Pacific time five (5) Business Days before the day on which the Term Loan Advance is requested to be made, and Borrowers shall provide to Bank such information as Bank may request with respect to the acquisition being financed by such Term Loan Advance.  Such notice shall be substantially in the form of Exhibit B-1 and signed by a Responsible Officer or its designee.

4.           Section 2.3(a) is amended and restated in its entirety to read as follows:

 (a)           Interest Rates.

(i)   Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to three quarters of one percent (0.75%) above the Prime Rate.

(ii)  Except as set forth in Section 2.3(b), the Term Loan Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one and one quarter percent (1.25%) above the Prime Rate.

5.           The following is added to the end of Section 2.3(c).

The minimum interest payable with respect to the Revolving Facility in any calendar quarter shall be $5,000; provided however that the foregoing shall not apply for as long as any Term Loan Advance is outstanding.

6.            Section 2.5(a) is amended and restated in its entirety to read as follows:

(a)           Facility Fees.

(i)  Borrowers shall pay to Bank, (A) on the Fourth Amendment Date, a facility fee equal to $10,000 with respect to the Revolving Facility and a fee equal to $10,000 with respect to the Term Loan Facility, and (B) on the date the second Term Loan Advance is made to Borrowers, a nonrefundable fee equal to $10,000; each of which are fully earned and nonrefundable.

(ii)  In the event that the Revolving Facility is terminated prior to the first anniversary of the Fourth Amendment Date, Borrowers shall pay to Bank a non- refundable termination fee in an amount equal to one percent of the Revolving Line (the “Early Termination Fee”).  The Early Termination Fee shall be due and payable on the effective date of such termination.

(iii)  On the date of any prepayment of a Term Loan Advance, Borrowers shall pay a fee equal to (A) 2% of the principal amount of such Term Loan Advance if such prepayment occurs on or prior to the first anniversary of the Fourth Amendment Date or (B) a fee equal to 1% of the principal amount of such Term Loan Advance if prepayment occurs after the first anniversary of the Fourth Amendment Date but on or prior to the second anniversary of the Fourth Amendment Date.

7.           Section 6.9 is amended and restated in its entirety to read as follows:

6.9           Minimum Liquidity.  Borrowers shall maintain at all times a ratio of (i) unrestricted cash and cash equivalents (not including any cash held in the Bancontrol Account) plus all accounts receivable (net of Accrued Client Lease Payables and any unbilled receivables) to (ii) all Obligations owning to Bank, of at least 1.75 to 1.00, measured on a monthly basis.

8.           Section 6.10 is amended and restated in its entirety to read as follows:

6.10           Debt Service Coverage Ratio. Beginning with the fiscal quarter ending June 30, 2015 and continuing for each quarter thereafter, the ratio of (i) Borrowers’ Adjusted EBITDA for the twelve month period ending on such quarter (the “Measurement Date”) to (ii) the sum of the aggregate annual principal payments to come due in respect of the Term Loan Advances for the twelve-month period commencing on the Measurement Date, plus the annualized interest expense of the quarter ending on the Measurement Date,  shall not be less than 1.50 to 1.00.

9.           The Exhibit B-1 attached hereto is added to the Agreement as Exhibit B-1 thereto.

10.           Exhibit D to the Agreement is replaced in its entirety to the Exhibit D attached hereto.

11.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

12.           Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

13.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.  Notwithstanding the foregoing, Borrowers shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

14.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrowers;

(b)           corporate resolutions and incumbency certificates;

(c)           the fees owing under Section 2.5 of the Agreement as amended hereby, plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(d)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

AUXILIO, INC.

By: ______________________________________

Title: _____________________________________

AUXILIO SOLUTIONS, INC.

By: ______________________________________

Title: _____________________________________

AVIDBANK CORPORATE FINANCE, A DIVISION OF AVIDBANK By: ______________________________________ Title: _____________________________________

Exhibit B-1

TERM LOAN ADVANCE REQUEST FORM

Date: _____________

Client:	Auxilio, Inc., and Auxilio Solutions, Inc.
Client ID:	___________________

1. Term Loan Facility Limit:	$4,000,000

2. Term Loan Advance Request Amount	$2,000,000

The undersigned hereby requests funding of a Term Loan Advance in the amount of $2,000,000 in accordance with the Term Loan Facility as defined in the Loan and Security Agreement dated April 19, 2012 and as amended from time to time.

The undersigned represents and warrants that the foregoing is true, complete and correct in all material respects, and that the information reflected in this certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Bank.

On behalf of all Borrowers:

Authorized Signor: _______________________________

Print Name/Title:

Bank Use Only
Received by:		Date:
AUTHORIZED SIGNER

Approved by:		Date:
AUTHORIZED SIGNER

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	AVIDBANK CORPORATE FINANCE, A DIVISION OF AVIDBANK
FROM:	AUXILIO, INC. and AUXILIO SOLUTIONS, INC.

The undersigned authorized officer of AUXILIO, INC. and AUXILIO SOLUTIONS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly Cash Position	Monthly within 25 days		Yes	No
A/R & A/P Agings + Compliance Cert	Monthly within 25 days		Yes	No
Quarterly financial statements	Quarterly within 45 days		Yes	No
Annual (CPA Audited)	FYE within 120 days		Yes	No
10K and 10Q	(as applicable)		Yes	No
A/R Audit	Semi-Annual		Yes	No
IP Notices	As required under Section 6.10		Yes	No

Financial Covenant	Required	Actual	Complies

Minimum Liquidity Ratio (monthly)	1.75 : 1.00	_____: 1.00	Yes	No

Quarterly Debt Service Coverage Ratio	1.50 : 1.00	_____: 1.00	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by: ___________________________________
Sincerely,	AUTHORIZED SIGNER

Date:

___________________________________	Verified: ___________________________________
SIGNATURE	AUTHORIZED SIGNER

___________________________________	Date:___________________________________
TITLE
	Compliance Status	Yes	No
___________________________________
DATE
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